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                                                                    Exhibit 23.1


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS




The Board of Directors
American Technology Corporation

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File No. 333-09265 and File No. 333-09269) of American Technology Corporation of our report dated November 19, 1996, relating to the financial statements of American Technology Corporation appearing in the Company's Annual Report on Form 10-KSB for the year ended September 30, 1996.



/s/ BDO SEIDMAN, LLP
BDO Seidman, LLP


Denver, Colorado
December 12, 1996